Exhibit 99.1

PRESS RELEASE	Contact: Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (January 30, 2012) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank (the “Bank”), today announced earnings of $6,549,000 for the quarter ended December 31, 2011. This compares with earnings of $3,126,000 the Company reported for the quarter ended December 31, 2010. Diluted earnings per share for the quarter ended December 31, 2011 were $0.41 compared to diluted earnings per share of $0.20 for the quarter ended December 31, 2010. Diluted earnings per share for the year ended December 31, 2011 and 2010 were $1.16 and $0.37, respectively, on earnings of $18,590,000 and $6,005,000, respectively.

Total assets of the Company increased $365,808,000 (16.7%) to $2,555,597,000 at December 31, 2011 from $2,189,789,000 at December 31, 2010. Total loans of the Company increased $131,461,000 (9.3%) to $1,551,032,000 at December 31, 2011 from $1,419,571,000 at December 31, 2010. Total deposits of the Company increased $338,363,000 (18.3%) to $2,190,536,000 at December 31, 2011 from $1,852,173,000 at December 31, 2010.

The following is a summary of the components of Company’s consolidated net income for the periods indicated:

	Three months ended
	December 31,
(in thousands)	2011	2010	$ Change	% Change
Net Interest Income	$27,280	$22,591	$4,689	20.8%
Provision for loan losses	(5,429)	(8,144)	2,715	(33.3%)
Noninterest income	10,489	9,881	608	6.2%
Noninterest expense	(22,076)	(19,470)	(2,606)	13.4%
Provision for income taxes	(3,715)	(1,732)	(1,983)	114.5%

Net income	$6,549	$3,126	$3,423	109.5%

Included in the Company’s results for the three and twelve month periods ended December 31, 2011 is the acquisition by Tri Counties Bank of the banking operations of Citizens Bank of Northern California (“Citizens”), Nevada City, California from the FDIC under a whole bank purchase and assumption agreement without loss sharing on September 23, 2011. The assets acquired and liabilities assumed in the Citizens acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method).

As a result of the Citizens acquisition on September 23, 2011, the Company recorded a before-tax bargain purchase gain of $7,575,000 ($4,390,000 after-tax) representing the excess of the estimated fair value of the assets acquired over the estimated fair value of the liabilities assumed. The before-tax bargain purchase gain is recorded in noninterest income and the related tax effect ($3,185,000) is recorded in tax expense for the three month period ended September 30, 2011 and the year ended December 31, 2011.

A summary of the net assets received in the Citizens acquisition, at their estimated fair values on September 23, 2011, is presented below:

(in thousands)	Citizens
September 23, 2011
Asset acquired:
Cash and cash equivalents	$80,707
Securities available-for-sale	9,353
Loans	167,484
Core deposit intangible	898
Foreclosed assets	8,412
Other assets	3,450

Total assets acquired	$270,304

Liabilities assumed:
Deposits	$239,899
Other borrowings	22,038
Other liabilities	792

Total liabilities assumed	262,729

Net assets acquired/bargain purchase gain	$7,575

A summary of the estimated fair value adjustments resulting in the bargain purchase gain in the Citizens acquisition are presented below:

Citizens
(in thousands)	September 23, 2011
Cost basis net assets acquired	$26,682
Cash payment received from FDIC	44,140
Fair value adjustments:
Cash and cash equivalents	539
Loans	(57,745)
Foreclosed assets	(5,609)
Core deposit intangible	898
Deposits	(382)
Borrowings	(28)
Other	(920)

Bargain purchase gain	$7,575

The operations of Citizens from September 23, 2011 to December 31, 2011 added approximately $6,171,000 and $54,000 to interest income and interest expense, respectively, $1,462,000 to provision for loan losses, $8,029,000 to noninterest income, and $1,865,000 to noninterest expense. Included in the $6,171,000 of Citizens related interest income recorded from September 23, 2011 to December 31, 2011, is $3,146,000 of interest income from fair value discount accretion. The recognition of interest income from the acquired Citizens loans, and in particular the fair value discount accretion portion, may fluctuate greatly depending on changes in actual and expected future cash flows of such loans. Loans acquired through the Citizens acquisition are classified as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this announcement.

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, in thousands)

	Three Months Ended
	December 31, 2011			December 31, 2010
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets
Loans	$1,570,648	$27,247	6.94%	$1,443,603	$23,070	6.39%
Investments – taxable	245,683	1,887	3.07%	246,043	2,159	3.51%
Investments – nontaxable	10,128	181	7.15%	12,644	232	7.34%
Federal funds sold	493,746	361	0.29%	365,925	252	0.28%

Total earning assets	2,320,205	29,676	5.12%	2,068,215	25,713	4.97%

Other assets, net	193,429			167,256

Total assets	$2,513,634			$2,235,471

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$424,109	235	0.22%	$393,356	459	0.47%
Savings deposits	800,035	351	0.18%	580,451	449	0.31%
Time deposits	433,844	801	0.74%	515,809	1,200	0.93%
Other borrowings	75,179	617	3.28%	63,040	608	3.86%
Trust preferred securities	41,238	325	3.15%	41,238	320	3.10%

Total interest-bearing liabilities	1,774,405	2,329	0.53%	1,593,894	3,036	0.76%

Noninterest-bearing deposits	491,434			405,390
Other liabilities	32,816			32,475
Shareholders’ equity	214,979			203,712

Total liabilities and shareholders’ equity	$2,513,634			$2,235,471

Net interest rate spread			4.59%			4.21%
Net interest income/net interest margin (FTE)		27,347	4.71%		22,677	4.39%

FTE adjustment		(67)			(86)

Net interest income (not FTE)		$27,280			$22,591

The increase in net interest income and the increase in net interest margin (FTE) from 4.39% during the three months ended December 31, 2010 to 4.71% in the current quarter is primarily due to the operations of Citizens since their acquisition on September 23, 2011. Absent the contributions from the Citizens acquisition, loan demand continues to be weak and investments continue to be unattractive given their low market yields and interest rate risk profile.

The Company recorded a provision for loan loss of $5,429,000 during the three months ended December 31, 2011 compared to $8,144,000 during the three months ended December 31, 2010. Nonperforming originated loans were $75,775,000 and $75,987,000 at December 31, 2011 and 2010, respectively. Loan charge-offs, net of recoveries, were $4,815,000 during the three months ended December 31, 2011 compared to $4,342,000 during the year-ago period.

Noninterest income increased $608,000 to $10,489,000 during the three months ended December 31, 2011 when compared to the three months ended December 31, 2010. The following table presents the key components of noninterest income for the periods indicated:

	Three months ended December 31,
(in thousands)	2011	2010	$ Change	% Change
Service charges on deposit accounts	$3,877	$3,510	$367	10.5%
ATM fees and interchange	1,857	1,601	256	16.0%
Other service fees	419	379	40	10.6%
Mortgage banking service fees	389	358	31	8.7%
Change in value of mortgage servicing rights	(85)	198	(283)	(142.9%)

Total service charges and fees	6,457	6,046	411	6.8%

Gain on sale of loans	1,219	1,395	(176)	(12.6%)
Commission on NDIP	555	341	214	62.8%
Increase in cash value of life insurance	535	569	(34)	(6.0%)
Change in indemnification asset	512	1,294	(782)	(60.4%)
Gain on sale of foreclosed assets	191	157	34	21.7%
Gain on life insurance death benefit	789	—
Other noninterest income	231	79	152	192.4%

Total other noninterest income	$4,032	$3,835	197	5.1%

Total noninterest income	$10,489	$9,881	$608	6.2%

Noninterest expense increased $2,606,000 to $22,076,000 during the three months ended December 31, 2011 when compared to the three months ended December 31, 2010. The operations of Citizens from September 23, 2011 to December 31, 2011 added $751,000 to salaries expense and $1,114,000 to other noninterest expense. Included in the $1,114,000 of Citizens related other noninterest expense were $296,000 of provision for foreclosed assets expense and $271,000 of information systems expense including system conversion expense as the Company has begun work to convert the Citizens systems to the Company’s systems. The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended December 31,
(in thousands)	2011	2010	$ Change	% Change
Salaries	$8,071	$7,160	$911	12.7%
Commissions and incentives	188	478	(290)	(60.7%)
Employee benefits	2,506	2,434	72	3.0%

Total salaries and benefits expense	10,765	10,072	693	6.9%

Occupancy	1,815	1,457	358	24.6%
Equipment	1,020	951	69	7.3%
Change in reserve for unfunded commitments	100	(200)	300
Data processing and software	1,232	885	347	39.2%
Telecommunications	567	456	111	24.3%
ATM network charges	525	475	50	10.5%
Professional fees	682	396	286	72.2%
Advertising and marketing	871	702	169	24.1%
Postage	337	217	120	55.3%
Courier service	302	221	81	36.7%
Intangible amortization	52	85	(33)	(38.8%)
Operational losses	207	102	105	102.9%
Provision for foreclosed asset losses	570	337	233	69.1%
Foreclosed asset expense	258	265	(7)	(2.6%)
Assessments	589	833	(244)	(29.3%)
Other	2,184	2,216	(32)	(1.4%)

Total other noninterest expense	11,311	9,398	1,913	20.4%

Total noninterest expense	$22,076	$19,470	$2,606	13.4%

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2010. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 36-year history in the banking industry. It operates 41 traditional branch locations and 27 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 76 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES – CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Statement of Income Data
Interest income	$29,609	$24,472	$24,467	$24,434	$25,627
Interest expense	2,329	2,465	2,714	2,730	3,036
Net interest income	27,280	22,007	21,753	21,704	22,591
Provision for loan losses	5,429	5,069	5,561	7,001	8,144
Noninterest income:
Service charges and fees	6,457	5,584	6,121	5,782	6,045
Other income	4,032	9,139	2,130	3,568	3,836
Total noninterest income	10,489	14,723	8,251	9,350	9,881
Noninterest expense:
Base salaries net of deferred loan origination costs	8,071	7,478	7,198	7,004	7,160
Incentive compensation expense	188	1,850	783	916	478
Employee benefits and other compensation expense	2,506	2,602	2,734	2,873	2,434
Total salaries and benefits expense	10,765	11,930	10,715	10,793	10,072
Other noninterest expense	11,311	8,943	9,380	8,878	9,398
Total noninterest expense	22,076	20,873	20,095	19,671	19,470
Income (loss) before taxes	10,264	10,788	4,348	4,382	4,858
Net income	$6,549	$6,470	$2,771	$2,800	$3,126
Share Data
Basic earnings per share	$0.41	$0.40	$0.17	$0.18	$0.20
Diluted earnings per share	$0.41	$0.40	$0.17	$0.17	$0.20
Book value per common share	$13.55	$13.19	$12.82	$12.72	$12.64
Tangible book value per common share	$12.49	$12.14	$11.82	$11.71	$11.62
Shares outstanding	15,978,958	15,978,958	15,978,958	15,860,138	15,860,138
Weighted average shares	15,978,958	15,978,958	15,922,228	15,860,138	15,860,138
Weighted average diluted shares	16,015,312	16,006,358	15,953,572	16,023,589	16,009,538
Credit Quality
Nonperforming originated loans	$75,775	$74,324	$73,720	$71,053	$75,987
Total nonperforming loans	$85,731	$85,067	$73,720	$71,053	$75,987
Guaranteed portion of nonperforming loans	3,061	3,287	3,496	3,736	3,937
Foreclosed assets, net of allowance	16,332	17,870	9,337	8,983	9,913
Loans charged-off	5,340	4,428	5,230	7,049	6,040
Loans recovered	525	697	407	701	1,698
Selected Financial Ratios
Return on average total assets	1.04%	1.17%	0.51%	0.51%	0.56%
Return on average equity	12.19%	12.41%	5.39%	5.50%	6.14%
Average yield on loans	6.94%	6.24%	6.24%	6.22%	6.39%
Average yield on interest-earning assets	5.12%	4.82%	4.84%	4.84%	4.97%
Average rate on interest-bearing liabilities	0.53%	0.64%	0.71%	0.72%	0.76%
Net interest margin (fully tax-equivalent)	4.71%	4.34%	4.31%	4.31%	4.39%
Supplemental Loan Interest Income Data:
Discount accretion Citizens PNCI loans	1,738	—	—	—	—
Discount accretion Citizens PCI – cash basis loans	418	28	—	—	—
Discount accretion Citizens PCI – other loans	868	93	—	—	—
Regular interest Citizens loans	2,816	144	—	—	—
Discount accretion Granite PCI – other loans	81	130	185	136	326
Regular interest Granite loans	835	777	828	790	922
All other loan interest income	20,491	20,815	20,722	20,796	21,822
Total loan interest income	27,247	21,987	21,735	21,722	23,070

TRICO BANCSHARES – CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Balance Sheet Data
Cash and due from banks	$637,275	$522,636	$391,054	$406,294	$371,066
Securities, available-for-sale	229,223	257,300	264,992	279,824	277,271
Federal Home Loan Bank Stock	10,610	11,124	9,199	9,133	9,133
Loans held for sale	10,219	10,872	4,379	2,834	4,988
Loans:
Commercial loans	141,609	154,257	140,531	131,242	141,902
Consumer loans	397,692	400,627	382,864	388,142	423,238
Real estate mortgage loans	976,008	978,492	828,757	823,563	807,482
Real estate construction loans	35,723	42,251	43,910	44,713	46,949
Total loans, gross	1,551,032	1,575,627	1,396,062	1,387,660	1,419,571
Allowance for loan losses	(45,914)	(45,300)	(43,962)	(43,224)	(42,571)
Foreclosed assets	16,332	17,870	9,337	8,983	9,913
Premises and equipment	19,893	19,717	20,142	18,552	19,120
Cash value of life insurance	50,403	51,891	51,441	50,991	50,541
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	1,301	1,353	475	495	580
Mortgage servicing rights	4,603	4,238	4,818	4,808	4,605
FDIC indemnification asset	4,405	4,473	4,545	6,689	5,640
Accrued interest receivable	7,312	7,397	6,549	6,941	7,131
Other assets	43,384	33,750	41,634	40,239	37,282
Total assets	2,555,597	2,488,467	2,176,184	2,195,738	2,189,789
Deposits:
Noninterest-bearing demand deposits	541,276	469,630	419,391	427,116	424,070
Interest-bearing demand deposits	431,565	425,281	401,040	406,060	395,413
Savings deposits	797,182	788,276	618,413	608,582	585,845
Time certificates	420,513	437,036	397,887	418,154	446,845
Total deposits	2,190,536	2,120,223	1,836,731	1,859,912	1,852,173
Accrued interest payable	1,674	1,815	1,865	2,044	2,151
Reserve for unfunded commitments	2,740	2,640	2,640	2,690	2,640
Other liabilities	30,427	28,808	29,561	30,262	29,170
Other borrowings	72,541	82,919	59,234	57,781	62,020
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	2,339,156	2,277,643	1,971,269	1,993,927	1,989,392
Total shareholders’ equity	216,441	210,824	204,915	201,811	200,397
Accumulated other comprehensive gain (loss)	3,811	3,468	2,644	1,086	1,310
Average loans	1,570,648	1,410,151	1,393,989	1,396,331	1,443,603
Average interest-earning assets	2,320,205	2,037,348	2,028,429	2,024,285	2,068,215
Average total assets	2,513,634	2,207,800	2,192,651	2,189,363	2,235,471
Average deposits	2,149,422	1,865,399	1,852,800	1,851,606	1,895,006
Average total equity	$214,979	$208,560	$205,763	$203,535	$203,712
Total risk based capital ratio	13.9%	13.5%	14.6%	14.5%	14.2%
Tier 1 capital ratio	12.7%	12.2%	13.3%	13.2%	12.9%
Tier 1 leverage ratio	9.5%	10.5%	10.4%	10.3%	10.0%
Tangible capital ratio	7.9%	7.8%	8.7%	8.5%	8.5%